ChromaDex Corporation

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

CUSIP NO. 171077 100

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

CHROMADEX CORPORATION

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

FRANK L. JAKSCH, JR.
CEO & President

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

THOMAS C. VARVARO
CFO & Secretary

CHROMADEX CORPORATION
Corporate
Seal
DELAWARE

100 Second Avenue South, Suite 705S St. Petersburg, FL, 33701
727.289.0010